Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-185463, No. 333-185466, No. 333-190649, No. 333-183792, No. 333-183793, and No. 333-183794) and Form S-8 (No. 333-172776 and 333-190650) of Fibrocell Science Inc. of our reports dated March 17, 2014, relating to the consolidated financial statements, and the effectiveness of Fibrocell Science  Inc.’s internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
Philadelphia, PA
March 17, 2014